EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Skyworks Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑48394 and No. 333-85024) on Form S-8 of Alpha Industries, Inc. and in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-131629, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-179117 and 333-191311) on Form S-8 of Skyworks Solutions, Inc. of our report dated November 25, 2014, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of October 3, 2014 and September 27, 2013, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended October 3, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 3, 2014, which report appears in the October 3, 2014 annual report on Form 10‑K of Skyworks Solutions, Inc.
Our report dated November 25, 2014, on the effectiveness of internal control over financial reporting as of October 3, 2014, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Skyworks Solutions, Inc. and subsidiaries’ internal control over financial reporting as of October 3, 2014, FilterCo’s internal control over financial reporting associated with 9.0% of total consolidated assets (of which 2.9% represents goodwill and intangible assets included within the scope of the assessment) included in the consolidated financial statements of Skyworks Solutions, Inc. and subsidiaries as of and for the year ended October 3, 2014. Our audit of internal control over financial reporting of Skyworks Solutions, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of FilterCo.
/s/ KPMG LLP
Boston, Massachusetts
November 25, 2014